                     SIXTH AMENDMENT TO AND RESTATEMENT OF

                         STORAGE TECHNOLOGY-CORPORATION
                         ------------------------------
                       1987 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------


  1. Recitals.  On February 2, 1982, Storage Technology Corporation, a Delaware
     --------
corporation (together with its Subsidiary Corporations, hereinafter referred to, unless the context otherwise requires, as the "Company"), established the Storage Technology Corporation 1982 Employee Stock Purchase Plan. Such plan was subsequently amended and restated by the Board of Directors on June 15, 1987 and renamed the Storage Technology Corporation 1987 Employee Stock Purchase Plan (the "1987 Plan" or the "Plan"). Under the provisions of Paragraph 19 of the 1987 Plan, the Company reserved the power, through its Board of Directors, to amend the Plan from time to time, subject in certain instances to approval of the Company's stockholders. Pursuant to that power, the Plan is hereby amended and restated in its entirety, effective at the time and under the conditions set forth in Paragraph 22 below.

  2. Purposes.  The 1987 Plan is intended to provide a method whereby employees
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of the Company will have an opportunity to acquire a proprietary interest in the
Company through the purchase of shares of the $.10 par value voting Common Stock of the Company (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  3. Definitions.
     -----------

     (a)  "Account" means, an Employee's interest in the Segregated Account
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based on the contributions made thereto and the interest earned thereon.

     (b)  "Base pay" means, at the Employee's election, either:  (i) an
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Employee's rate of regular straight time earnings (before deduction for contributions to plans maintained pursuant to Sections 401(k) and 125 of the
Code) in effect on the Offering Commencement Date, but excluding payments for
                                                       ---------
overtime, shift premium, incentive compensation, bonuses, and other similar payments; or (ii) Employee's rate of regular straight time earnings (before deduction for contributions to plans maintained pursuant to Sections 401(k) and 125 of the Code) in effect on the Offering Commencement Date, excluding payments
                                                              ---------
for overtime, shift premium, and other similar payments, but including all
                                                             ---------
payments for bonuses, incentive compensation and various forms of commissions.

     (c)  "Committee" means, the Compensation Committee of the Company's Board
           ---------
of Directors.

     (d)  "Employee" means, any person who is a Regular Employee (per CP-3-3-14)
           --------
customarily employed for more than 20 hours per week and more than five months in a calendar year by Storage Technology Corporation or any Subsidiary Corporation.

     (g)  "Offering Commencement Date" shall mean January 1, 1991 and each
           --------------------------
following November 1 and May 1 thereafter.

     (h)  "Offering Periods" shall mean the period commencing January 1, 1991
           ----------------
and ending October 31, 1991 and thereafter the periods commencing each November 1 and May 1 and ending on the next following April 30 and October 31, respectively.

     (i)  "Offering Termination Date" shall mean October 31, 1991 and each
           -------------------------
following April 30 and October 31 thereafter, or on the next preceding business date on which shares of the Common Stock of the Company shall be traded on the Exchange in the event that no shares of the Common Stock of the Company shall have been traded on the above-described dates.

     (j)  "Segregated Accounts" shall mean the depository accounts established
           -------------------
by the Company and by Subsidiary Corporations for collection of Employee contributions to the Plan.

     (k)  "Subsidiary Corporation" shall mean any present or future corporation
           ----------------------
which (i) would be a subsidiary corporation with respect to the Company as that term is defined in Section 425 of the Code, and (ii) is designated as a participant in the Plan by the Committee described in Paragraph 14.

  4. Eligibility.
     -----------

     (a) Participation in the Plan is completely voluntary. An Employee will be eligible to become a participant in each Offering Period if employed by the Company on the applicable Offering Commencement Date.

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

     (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted options under the Plan:

       (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation (for purposes of this Paragraph the rules of Section 425(d) of the Code shall apply in determining stock ownership of any Employee); or

       (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Corporations to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time each option is granted) for each calendar year in which such option is outstanding; or

       (iii) for shares in excess of 25,000 in respect of any Offering Period, provided that this limitation is subject to increase or decrease by the Committee prior to the commencement of any Offering Period in respect of such Offering Period.

 5.    Plan Offerings.
       ---------------

     (a) The Plan is authorized to issue a total of 2,950,000 shares of stock (of which 1,250,000 shares are subject to stockholder approval).

     (b) From and after the effective date of this Plan, as amended, the Plan will be implemented through offerings of Common Stock of the Company, as follows:

       (i)

          Offering          Offering              Shares
          --------          --------              ------
          Designation       Period                Available
          -----------       ------                ---------

          Offering I        January 1, 1991-      100,000 plus any unsold balances
                            October 31, 1991      from earlier Offering Periods

          Offering II       November 1, 1991-     150,000 plus any unsold balances
                            April 30, 1992        from earlier Offering Periods

          Offering III      May 1, 1992-          150,000 plus any unsold balances
                            October 31, 1992      from earlier Offering Periods

          Offering IV       November 1, 1992-     150,000 plus any unsold balances
                            April 30, 1993        from earlier Offering Periods

          Offering V        May 1, 1993-          250,000 plus any unsold balances
                            October 31, 1993      from earlier Offering Periods

          Offering VI       November 1, 1993-     200,000 plus any unsold balances
                            April 30, 1994        from earlier Offering Periods

          Offering VII      May 1, 1994-          300,000 plus any unsold balances
                            October 31, 1994      from earlier Offering Periods

          Offering VIII     November 1, 1994-     300,000 plus any unsold balances
                            April 30, 1995        from earlier Offering Periods

          Offering IX       May 1, 1995-          300,000 plus any unsold balances
                            October 31, 1995      from earlier Offering Periods

          Offering X        November 1, 1995      300,000 plus any unsold balances
                            April 30, 1996        from earlier Offering Periods


          Offering          Offering              Shares
          --------          --------              ------
          Designation       Period                Available
          -----------       ------                ---------

          Offering XI       May 1, 1996-          50,000 plus any unsold balances
                            October 31, 1996      from earlier Offering Periods

         (ii) Subsequent Offering Periods shall offer all stock then remaining for issuance under the Plan until all shares of Common Stock allocated under the Plan have been purchased.

         (iii) The shares to be issued in respect of any Offering Period may be increased or decreased by the Committee prior to the commencement of the affected Offering Period within the limits of total shares then available under the Plan.

      Participation in any of the Offerings under the Plan shall neither limit, nor require, participation in any other offering.

   6. Participation.
      -------------

      (a) An eligible Employee may become a participant by completing an authorization for payroll deduction on the form provided by the Company and filing it with the Benefits Department during the month immediately preceding the applicable Offering Commencement Date, or at such other time or place as may be established from time to time by the Company.

      (b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when an authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering Period to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 11.

   7. Payroll Deductions.
      ------------------

      (a) At the time a participant files an authorization for a payroll deduction, the participant shall elect to have deductions made from his or her Base Pay, and, deposited in a Segregated Account, during the time the Employee is a participant in an Offering Period at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10% of the Base Pay in effect on the Offering Commencement Date.

      (b) All payroll deductions made for a participant shall be transferred to a Segregated Account as soon as practicable. For administrative convenience, the Company may offset amounts advanced by the Company to pay participant withdrawals pursuant to Paragraph 11 against amounts of payroll deductions otherwise payable into the Segregated Account. A participant may not make any separate cash payments into the Segregated Account. The Company shall maintain appropriate accounting records to reflect at all times the interest and total deductions of all participants in the Segregated Account.

      (c) A participant may discontinue participation in the Plan as provided in Paragraph 11, but no other change can be made during an Offering Period and, specifically, a participant may not alter the rate of payroll deductions for that Offering Period.

   8. Terms and Conditions of Options.
      -------------------------------

      (a) On the applicable Offering Commencement Date, when a participant's authorization for a payroll deduction becomes effective, the participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock, subject to the limitations pursuant to Article 4(b) above, equal to the lesser of: (a) the Option Price (as defined below) divided into the Employee's total deductions under the Plan in respect of the Offering Period or (b) the Employee's pro-rata share of all shares available for issuance under the Plan for that Offering Period, determined pursuant to Article 13, below.

      (b) The option price (hereinafter "Option Price") of Common Stock purchased with payroll deductions made during each Offering Period shall be the lesser of:

         (i) 85% of the composite closing price of the stock on the New York Stock Exchange on the applicable Offering Commencement Date (or on the next regular business date on which shares of the Common Stock of the Company shall be traded on the Exchange in the event that no shares of the Common Stock of the Company shall have been traded on the Offering Commencement Date); or

         (ii) 85% of the composite closing price of the stock on the New York Stock Exchange on the applicable Offering Termination Date.

      (c) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares, together with any amounts which are in excess of the limitations of Paragraph 8(a), together with any net income of the Segregated Account allocable to each participant, shall be returned to each participant promptly following the termination of an Offering.

   9.  Exercise of Option.  Unless a participant gives a written notice of
       ------------------
withdrawal in accordance with Paragraph 11, his or her option to purchase Common Stock with payroll deductions made during any Offering Period, and net earnings of the Segregated Account on such amounts allocated to a participant's Account, if any, will be deemed to have been exercised automatically on the applicable Offering Termination Date, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions, together with net earnings of the Segregated Account allocated to his or her Account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which options have been granted the participant pursuant to Paragraph 8(a)), and any excess in his or her Account at that time will be returned to the participant, together with any net income of the Segregated Account allocable to his or her Account, as provided in paragraph 13.

   10.  Delivery.  As promptly as practicable after the Offering Termination
        --------
Date of each Offering Period, the Company will deliver to each participant, as appropriate, the shares of Common Stock purchased upon the exercise of the participant's option.

   11.  Withdrawal and Termination.
        --------------------------

      (a) Prior to the last pay period end date before the applicable Offering Termination Date, any participant may withdraw payroll deductions and net earnings thereon credited to the participant by giving written notice of withdrawal to the designated Company representative, who shall then direct the payment to the participant of all of the participant's payroll deductions credited to his or her Account as promptly as practical after receipt of the notice of withdrawal, together with any net earnings of the Segregated Account allocable to the participant's Account. No further payroll deductions for such participant will be made during such Offering Period. The Company may, for administrative convenience, elect to pay to participants (or beneficiaries) the amount of any withdrawals and earnings thereon and may then offset the amount of any such payments against payroll deductions otherwise payable to the Segregated Account. The Company may, at its option, treat any attempt to borrow by a participant on the security of the accumulated payroll deductions allocated to the participant's Account as an election, under this Paragraph 11(a), to withdraw such amounts from the Segregated Account.

      (b) A participant's withdrawal from any Offering Period will not have any effect upon eligibility to participate in any subsequent Offering Period or in any similar plan which may hereafter be adopted by the Company.

      (c) Upon termination of the participant's employment with the Company for any reason (including retirement but excluding death or disability while in the employ of the Company), on or prior to any Offering Termination Date, the payroll deductions credited to the participant, together with any net earnings of the Segregated Account allocable to his or her account, will be returned to the participant, or, in the case of a participant's death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 15. For purposes of the Plan, a participant shall be considered disabled if the Company determines that the participant is unable to perform the usual and customary requirements of his or her job with the Company and will be unable to do so for at least six months provided that such determination is subject to review by the Committee at its discretion.

      (d) Upon termination of the participant's employment because of death or disability on or prior to the Offering Termination Date, the participant or the participant's beneficiary (as defined in Paragraph 15) shall have the right to elect, by written notice given to the Company's General Counsel prior to the expiration of the period of 90 days commencing on the date of death or disability of the participant, and prior to the Offering Termination Date, either

         (i) to withdraw all of the payroll deductions credited to the participant, together with any net earnings of the Segregated Account allocable to his or her account, or

         (ii) to exercise the participant's option to purchase of Common Stock for the then current Offering Period for the purchase of the number of full shares of Common Stock which the amount allocated to the participant's Account at the date of the participant's death or disability will purchase at the applicable Option Price, and any excess credited to such Account will be returned to said participant or his or her beneficiary.

In the event that no such written notice of election shall be duly received by the office of the Company's General Counsel within the required time period, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant, together with the net earnings of the Segregated Account allocable to his or her account at the date of the participant's death or disability, and the same will be paid promptly to said participant or beneficiary. Notwithstanding the foregoing, if a participant's employment with the Company and any Subsidiary Corporation terminates because of disability more than three months prior to the Offering Termination Date, the provisions of this Paragraph 11(d) shall not apply and the provisions of Paragraph 11(c) shall apply to such participant.

 12.  Income and Accounting.
      ---------------------

      (a) Separate accounts shall not be established by the Company for Employees who participate in the Plan. The Employee's payroll deductions shall be transferred to the Segregated Account as soon as practical after each pay period and credited to the participant.

      (b) Each participant shall share proportionately in the income and expense of the Segregated Account and any net income shall be taxable to the participant, who shall be responsible for paying any income or other taxes applicable thereto.

 13.  Stock.
      -----

      (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan during any Offering Period under the Plan shall be the number of shares set forth in Paragraph 5, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18;

provided, however, that if less than the number of shares specified in Paragraph
- -----------------
5 with respect to any Offering Period are purchased during any period, the number of shares not purchased may be carried over and made available for sale under the Plan during any subsequent Offering Period. (For example, if only 75,000 shares were purchased during Offering I under the Plan, the shares not purchased will be carried over to Offering II so that a maximum of 175,000 shares shall be made available for purchase during Offering II.) If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 9 exceeds the maximum number of shares available for sale, subject to adjustment as aforesaid, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to each participant, together with the net earnings of the Segregated Account allocable thereto, shall be returned to him or her as promptly as possible.

      (b) A participant will have no interest in Common Stock covered by the participant's option until such option has been exercised. The holder of shares under the Plan shall have no rights as a stockholder with respect to any shares covered by the Plan until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan or in the corporate action, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      (c) Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant.

      (d) The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon the New York Stock Exchange, and that either

         (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall have become effective, or

         (ii) the participant shall have represented in form and substance satisfactory to the Company that it is the participant's intention to purchase for investment the shares being purchased under such option.

   14.  Administration.  The Plan shall be administered by the Committee.  The
        --------------
interpretation and construction of any provision of the Plan or any Segregated Account agreement and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final concurrence of the Board of Directors of the Company. Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rules, regulations or interpretations adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Board of Directors.

   15.  Designation of Beneficiary.  A participant may file with the Company,
        --------------------------
pursuant to rules adopted by the Committee, a written designation of a beneficiary who is to receive any Common Stock and/or cash pursuant to the provisions of the Plan in the event of the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock to such beneficiary and/or pay any cash in the participant's account in the Segregated Account to the beneficiary, as may be required under the provisions of Paragraph 11(d). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall cause such cash to be paid to the person or persons or the entity duly designated by the participant, as shown on the Company's records, as his or her beneficiary for the proceeds of Company paid life insurance. In the absence of such a beneficiary who is living at the time of the participant's death, the Company shall cause such cash to be paid to the executor or administrator of the estate of the participant, or if no such executor or administrator of the estate has been appointed (to the knowledge of the Company) the Company, in its discretion, may cause such cash to be paid to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock or in amounts credited to the participant's account.

   16.  Transferability.  Neither payroll deductions credited to a participant,
        ---------------
nor earnings thereon, nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 11.

   17.  Ownership of ESPP Assets.  All payroll deductions received shall be the
        ------------------------
property of the respective participants in the Plan and the Company shall have no interest in such amounts. All contributions paid into Segregated Accounts shall be the property of the respective participants in the Plan and the Company shall have no interest in such amounts while held in the Segregated Account.

   18.  Effect of Changes in Capital Structure.  If the outstanding shares of
        --------------------------------------
Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, or subdivision, or if the Company takes any other action of a similar nature affecting such Common Stock (excluding, however, any reorganization under the United States Bankruptcy
Code), then the number and class of shares of Common Stock which may thereafter be optioned, or the rights assigned thereto (in the aggregate and to any participant), shall be adjusted accordingly and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted, in each case to such extent and in such manner, if at all, as may be determined by the Board upon the recommendations of the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve unimpaired the rights of the holder of such option.

   19.  Amendment or Termination.  The Board of Directors of the Company may at
        ------------------------
any time terminate or amend the Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted without prior approval of the stockholders of the Company if such approval is required under the laws or regulations administered by the U.S. Treasury, the Securities and Exchange Commission, any other agency of the U.S. Government, or the New York Stock Exchange, or any other exchange or system on which the Company's stock is then registered or traded.

   20.  Notices.  All notices or other communications by a participant to the
        -------
Company under or in connection with the Plan shall be deemed to have been duly given when received by the Corporate Counsel of the Company.

   21.  Merger or Consolidation.  If the Company shall at any time merge into or
        -----------------------
consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board shall take such steps in connection with such merger or consolidation as the Board shall deem necessary to assure that the provisions of Paragraph 18 hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such option might thereafter be entitled to receive thereunder. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

   22.  Effective Date - Approval of Stockholders.  The Plan, as amended and
        -----------------------------------------
restated herein, has been adopted by the Board of Directors of the Company on December 14, 1993, and such amendment and restatement is effective as of such date, but such amendment and restatement to the extent stockholder approval is required under Article 19, above is subject to the approval of the stockholders of the Company at their next meeting. Offerings may commence under the Plan prior to approval by the stockholders but no Common Stock requiring stockholder approval may be purchased hereunder unless and until the requisite stockholder approval has been received.